Exhibit 24.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 24, 1995 (except for the matters discussed in Notes 4 and 7, as to which the date is October 11, 1995), included in EcoScience Corporation's Form 10-K for the year ended June 30, 1995 and to all references to our Firm included in this registration statement.


                                                 Arthur Andersen LLP


Boston, Massachusetts
May 22, 1996